THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO REVOLVING NOTES

THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND FIRST AMENDMENT TO NOTES (this “Agreement”) is made as of the 11th day of May, 2020, by and among LYDALL, INC., a Delaware corporation (“Borrower”), LYDALL THERMAL/ACOUSTICAL, INC., a Delaware corporation (“Lydall Thermal”), LYDALL PERFORMANCE MATERIALS, INC., a Connecticut corporation (“Lydall Performance”), LYDALL INTERNATIONAL, INC., a Delaware corporation (“Lydall International”), SOUTHERN FELT COMPANY, INC., a South Carolina corporation (“Southern Felt”), LYDALL NORTH AMERICA, LLC, a Connecticut limited liability company (“Lydall North America”), LYDALL PERFORMANCE MATERIALS (US), INC., a Delaware corporation (“Lydall Performance (US)”), LYDALL SEALING SOLUTIONS, INC., a Delaware corporation (“Lydall Sealing”), and SUSQUEHANNA CAPITAL ACQUISITION CO., a Delaware corporation (“Susquehanna Capital” and each of Lydall Thermal, Lydall Performance, Lydall International, Southern Felt, Lydall North America, Lydall Performance (US), and Lydall Sealing, is sometimes individually referred to herein as a “Guarantor”, and all such entities are herein collectively referred to as, the “Guarantors”) and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as Swingline Lender and L/C Issuer, and on behalf of itself and as administrative agent (in such capacity, the “Agent”), for the ratable benefit of itself and the other lenders that are a party to the Credit Agreement (defined below) (collectively with Bank of America, the “Lenders”). Capitalized terms used herein but not defined shall have the meaning given to such terms in the Credit Agreement.

RECITALS

WHEREAS, Borrower, Guarantors, Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of August 31, 2018, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of December 6, 2019, as further as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of February 14, 2020 (as amended and in effect from time to time, the “Credit Agreement”).

WHEREAS, reference is made to that certain Second Amended and Restated Revolving Note made by Borrower in favor of Webster Bank, N.A., dated August 31, 2018 in the original principal amount of $13,888,888.89 (the “Webster Revolving Note”);

WHEREAS, reference is made to that certain Revolving Note made by Borrower in favor of TD Bank, N.A., dated August 31, 2018 in the original principal amount of $19,444,444.44 (the “TD Revolving Note”);

WHEREAS, reference is made to that certain Revolving Note made by Borrower in favor of Santander Bank, N.A., dated August 31, 2018 in the original principal amount of $19,444,444.44 (the “Santander Revolving Note”);

WHEREAS, reference is made to that certain Revolving Note made by Borrower in favor of Keybank National Association, dated August 31, 2018 in the original principal amount of $19,444,444.44 (the “Keybank Revolving Note”);

WHEREAS, reference is made to that certain Amended and Restated Revolving Note made by Borrower in favor of JPMorgan Chase Bank, N.A., dated August 31, 2018 in the original principal amount of $55,555,555.56 (the “JPM Revolving Note”);

WHEREAS, reference is made to that certain Second Amended and Restated Revolving Note made by Borrower in favor of Wells Fargo Bank, N.A., dated August 31, 2018 in the original principal amount of $55,555,555.56 (the “Wells Revolving Note”);

WHEREAS, reference is made to that certain Second Amended and Restated Revolving Note made by Borrower in favor of Bank of America, N.A., dated August 31, 2018 in the original principal amount of $66,666,666.67 (the “BOA Revolving Note” and together with the Webster Revolving Note, TD Revolving Note, Santander Revolving Note, Keybank Revolving Note, JPM Revolving Note and Wells Revolving Note, collectively, the “Revolving Notes” and each a “Revolving Note”);

WHEREAS, the parties hereto desire to amend the Credit Agreement and the Revolving Notes pursuant to terms herein to, among other things, reflect certain capital transactions of the Borrower and its Subsidiaries.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

1.    Amendments to Credit Agreement.

(a)    The following definitions from Section 1.01 of the Credit Agreement are hereby amended and restated as follows:

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Net Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Base Rate”, (b) Revolving Loans that are Eurocurrency Rate Loans shall be the percentage set forth under the column “Revolving Loans” and “Eurocurrency Rate & Letter of Credit Fee”, (c) that portion of the Term Loan comprised of Base Rate Loans shall be the percentage set forth under the column “Term Loan” and “Base Rate”, (d) that portion of the Term Loan comprised of Eurocurrency Rate Loans shall be the percentage set forth under the column “Term Loan” and “Eurocurrency Rate & Letter of Credit Fee”, (e) the Letter of Credit Fee shall be the percentage set forth under the column “Revolving Loans” and “Eurocurrency Rate & Letter of Credit Fee”, and (f) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”:

Applicable Rate
Level	Consolidated Net Leverage Ratio	Eurocurrency Rate & Letter of Credit Fee		Base Rate		Commitment Fee
		Revolving Loans	Term Loan	Revolving Loans	Term Loan
1	<3.00:1	300 bps	300 bps	200 bps	200 bps	37.5 bps
2	>3.00:1 but <3.5:1	325 bps	325 bps	225 bps	225 bps	37.5 bps
3	>3.50:1 but <4.0:1	350 bps	350 bps	250 bps	250 bps	37.5 bps
4	>4.00:1 but <5.00:1	375 bps	375 bps	275 bps	275 bps	37.5 bps
5	>5.00:1 but <6.00:1	400 bps	400 bps	300 bps	300 bps	37.5 bps
6	>6.00:1	425 bps	425 bps	325 bps	325 bps	37.5 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 6 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (a) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (b) the initial Applicable Rate shall be set forth in Level 6 until the Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.02(a) for the fiscal quarter ending September 30, 2020. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

“Fee Letter” means the letter agreement, dated July 13, 2018, between the Borrower, the Administrative Agent and the Arranger, as amended by that certain letter agreement dated as of May 11, 2020.

“Permitted Acquisition” means (a) the Closing Date Acquisition and (b) an Investment (under subsection (a) or (c) of the definition of Investment) that satisfies each of the following conditions: (i) prior to and after giving effect to consummating such Investment the Loan Parties (A) shall be in strict compliance with all financial covenants and reporting requirements set forth in the Loan Documents, and (B) shall be in material compliance with all other covenants set forth in the Loan Documents, (ii) the Required Lenders have approved such Investment, (iii) the Investment must be approved by the board of directors of the Borrower and the board of directors, or comparable governing body, of the Person subject to the investment, and (iv) after giving effect to the Investment, the Consolidated Net Leverage Ratio shall be less than 3.00:1.00.

“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The Revolving Commitment of all of the Revolving Lenders shall be $170,000,000.

(b)    The definition of “Applicable Percentage” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “initial” from the last sentence thereof.

(c)    The definition of “Consolidated Leverage Ratio” is hereby deleted in its entirety from Section 1.01 of the Credit Agreement.

(d)    The definition of “Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase, “provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.” and inserting in place thereof, the words: “provided that if the Base Rate shall be less than one percent (1%) per annum, such rate shall be deemed to be one percent (1%) per annum for purposes of this Agreement.”

(e)    The definition of “Eurocurrency Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase, “if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.” and inserting in place thereof, the words: “if the Eurocurrency Rate shall be less than one percent (1%) per annum, such rate shall be deemed to be one percent (1%) per annum for purposes of this Agreement.”

(f)    Section 2.10(b) of the Credit Agreement is hereby amended by deleting the references to the term “Consolidated Leverage Ratio” and inserting in place thereof the term “Consolidated Net Leverage Ratio” in each instance where such term appears.

(g)    Section 2.16 of the Credit Agreement is hereby deleted in its entirety.

(h)    Section 6.01(c) of the Credit Agreement is hereby amended and restated as follows:

“(c)    Budget. As soon as available, but in any event prior to the last day of February in any given year, budgets prepared by management of the Borrower, in form satisfactory to the Administrative Agent and the Required Lenders, of Consolidated balance sheets and statements of income or operations and cash flows of the Borrower and its Subsidiaries on a monthly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs); such budgets shall be updated and provided to Administrative Agent on a quarterly basis.”

(i)    Section 6.02(a) of the Credit Agreement is hereby amended by inserting the following sentence at the end of such section:

“On a monthly basis, within ten (10) days following the end of each month, a duly completed Compliance Certificate solely with respect to the liquidity covenant in Section 7.11(c) signed by a Responsible Officer of the Borrower, certifying compliance with such liquidity covenant and providing the Global Cash Position Report in the form previously approved by Administrative Agent, indicating the geographic locations where such cash is held.”

(j)    A new Section 6.18 is hereby added to the Credit Agreement as follows:

•    “6.18 Cash Flow Statement. On a monthly basis, within ten (10) days following the end of each month until the Borrower maintains a Consolidated Net Leverage Ratio no greater than 3.5:1.00 and, thereafter, promptly upon the request by Administrative Agent, the Loan Parties will provide a cash flow statement detailing the upcoming thirteen (13) week period to be provided to Administrative Agent monthly on a rolling basis.”

(k)    Sections 7.03(e), (g) and (h) of the Credit Agreement are hereby amended by deleting the dollar amount, “$30,000,000” and inserting in place thereof the dollar amount, “$20,000,000”.

(l)    Section 7.06 of the Credit Agreement is hereby amended and restated as follows:

“Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as (1) no Default or Event of Default shall have occurred and be continuing at the time of any action described below or would result therefrom and (2) the Consolidated Net Leverage Ratio is less than 3.5:1.0, the Borrower and each Subsidiary may make Restricted Payments.”

(m)     Sections 7.11(a) and (b) of the Credit Agreement are hereby amended and restated as follows:

“(a)    Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio as of the end of any Measurement Period to be greater than 6.50 to 1.00, provided that, beginning with the Measurement Period ending June 30, 2021 and continuing for the Measurement Periods ending September 30, 2021, December 31, 2021 and March 31, 2022 Borrower shall not permit the Consolidated Net Leverage Ratio as of the end of any Measurement Period to be greater than 4.50 to 1.00, and further provided that, beginning with the Measurement Period ending June 30, 2022 and thereafter, Borrower shall not permit the Consolidated Net Leverage Ratio as of the end of any Measurement Period to be greater than 3.50 to 1.00.

(b)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio (i) as of the end of any Measurement Period through June 30, 2020 to be less than 1.10 to 1.00; (ii) thereafter as of the end of each of the quarters ended September 30, 2020, December 31, 2020, March 31, 2021 and June 30, 2021, tested on a quarterly basis, to be less than 1.25 to 1.00 with respect to such quarter, and (iii) beginning with the quarter ended September 30, 2021, as of the end of any Measurement Period to be less than 1.25 to 1.00 tested on a trailing twelve month basis.”

(n)    A new Section 7.11(c) is hereby added to the Credit Agreement as follows:

“(c)    Liquidity. Permit at any time its Consolidated cash balance (including Cash Equivalents) exclusive of any deposit accounts in China to be less than an amount equal to Forty Million Dollars ($40,000,000), tested on a monthly basis at the end of each month.”

(o)    Section 11.18 of the Credit Agreement is hereby amended and restated as follows:

“This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Loan Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Loan Parties enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.”

(p) Schedule 1.01(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the Schedule 1.01(b) attached hereto.

2.    Amendments to Revolving Notes.

(a)    The Webster Revolving Note is hereby amended by deleting the reference to “$13,888,888.89” and inserting in place thereof, the number, “$9,444,444.44”.

(b)    The TD Revolving Note is hereby amended by deleting the reference to “$19,444,444.44” and inserting in place thereof, the number, “$13,222,222.22”.

(c)    The Santander Revolving Note is hereby amended by deleting the reference to “$19,444,444.44” and inserting in place thereof, the number, “$13,222,222.22”.

(d)    The Keybank Revolving Note is hereby amended by deleting the reference to “$19,444,444.44” and inserting in place thereof, the number, “$13,222,222.22”.

(e)    The JPM Revolving Note is hereby amended by deleting the reference to “$55,555,555.56” and inserting in place thereof, the number, “$37,777,777.78”.

(f)    The Wells Revolving Note is hereby amended by deleting the reference to “$55,555,555.56” and inserting in place thereof, the number, “$37,777,777.78”.

(g)    The BOA Revolving Note is hereby amended by deleting the reference to “$66,666,666.67” and inserting in place thereof, the number, “$45,333,333.34”.

3.    Borrower Representations.

Borrower represents and warrants to the Agent that (i) after giving effect to this Amendment, no default exists under the Credit Agreement or the Loan Documents or will exist with the giving of notice, the passage of time or both, (ii) all of the terms, conditions, obligations, agreements, warranties and representations contained in the Credit Agreement and the Loan Documents remain true and accurate and are hereby ratified and confirmed in all material respects (except that to the extent that any term, condition, obligation, agreement, warranty and representation is already qualified by materiality, in which case, such any term, condition, obligation, agreement, warranty and representation shall be true and correct as written as of such date).

4.    Reaffirmation of Guaranty.

(a)     Each Guarantor hereby reaffirms its guarantee of all obligations of the Borrower to the Agent and the Lenders as such obligations arise pursuant to the Credit Agreement and the Loan Documents (the “Reaffirmation”).

(b)     Each Guarantor represents and warrants to the Agent that (i) no default exists under the Credit Agreement or the Loan Documents or will exist with the giving of notice, the passage of time or both, (ii) all of the terms, conditions, obligations, agreements, warranties and representations contained in the Credit Agreement and the Loan Documents remain true and accurate and are hereby ratified and confirmed in all material respects (except that to the extent that any term, condition, obligation, agreement, warranty and representation is already qualified by materiality, in which case, such any term, condition, obligation, agreement, warranty and representation shall be true and correct as written as of such date), (iii) nothing in the Credit Agreement or any Loan Document shall operate to release it from any of its liability to pay any and all sums it owes to the Lender or to perform all of the terms, conditions, obligations and agreements contained in the Credit Agreement and the Loan Documents, (iv) the debt evidenced by the notes issued in connection with the Credit Agreement and the other Loan Documents is a valid debt of the Borrower owed to the Lenders and neither Borrower nor it has any defense, setoff, counterclaim or independent action against Agent or any Lender of any kind, whether relating to the Credit Agreement, any Loan Document or otherwise.

(c)     Each Guarantor represents and warrants to Agent that (i) it has the power and authority to enter into this Agreement and to reaffirm its guarantee of all obligations of the Borrower to the Agent or the Lenders, as such obligations arise pursuant to the Credit Agreement and the Loan Documents, (ii) it has taken all necessary corporate action to authorize this Reaffirmation and the transactions contemplated hereby and (iii) this Reaffirmation, any related documents to which it is a party and the Loan Documents to which it is a party, are its valid and binding obligations, enforceable in accordance with their terms.

(d)     Each Guarantor represents and warrants to Agent that the consummation of the transactions contemplated by this Reaffirmation (i) is not prevented by, nor does it conflict with or result in a breach of terms, conditions or provisions of its organizational documents, or any evidence of indebtedness, agreement or instrument of whatever nature to which it is a party or by which it is bound, (ii) does not constitute a default under any of the foregoing, and (iii) does not violate any federal, state, local or foreign law, regulation or order or any order of any court or agency which is binding upon it.

(e)     Each Guarantor reaffirms that any grant and pledge of security interests by it in its assets pursuant to the Credit Agreement and the Loan Documents secures all Obligations and continues in full force and effect.

5.    Conditions to Effectiveness of Third Amendment. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)    Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the date hereof and each in form and substance reasonably satisfactory to Agent:

(i)    executed counterparts of this Agreement, sufficient in number for distribution to Lenders and the Borrower;

(ii)    such documents and certifications as the Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing (where such concept is applicable) and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.    Miscellaneous.

(a) This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), each of which shall be deemed to be an original, and all of which shall collectively constitute a single agreement, fully binding and enforceable against the parties hereto.

(b) Except as specifically amended by the terms of this Agreement, all terms and conditions set forth in the Credit Agreement, the Revolving Notes and the other Loan Documents shall remain in full force and effect and none of the rights or obligations of any party thereto shall be modified in any manner.

(c) This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

(d) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(e) The Borrower shall pay the reasonable attorney’s fees of Agent’s counsel promptly after receiving an invoice therefor.

(f) On the date hereof, the Borrower will pay to Administrative Agent, for the account of each of the Lenders that consent to this Amendment (including Bank of America), an amendment fee (the “Amendment Fee”) in an amount equal to twenty five basis points (25 bps). The Amendment Fee shall be calculated based on each consenting Lender’s initial Commitment.

[Signature page to follow]

1.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER:                    LYDALL, INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer
2.

[Signature Page to Third Amendment]

GUARANTORS:                LYDALL THERMAL/ACOUSTICAL, INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel

Title:	Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL PERFORMANCE MATERIALS, INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel

Title:	Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL INTERNATIONAL, INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel

Title:	Executive Vice President, General Counsel & Chief Administrative Officer

SOUTHERN FELT COMPANY, INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL NORTH AMERICA, LLC

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to Third Amendment]

GUARANTORS:	LYDALL PERFORMANCE MATERIALS (US), INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

LYDALL SEALING SOLUTIONS, INC.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

SUSQUEHANNA CAPITAL ACQUISITION CO.

By:      /S/ Chad A. McDaniel
Name:    Chad A. McDaniel
Title:    Executive Vice President, General Counsel & Chief Administrative Officer

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A., as Administrative Agent
By:   /S/ Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President

[Signature Page to Third Amendment]

BANK OF AMERICA, N.A.,
as a Lender, L/C Issuer and Swingline Lender

By:      /S/ Christopher T. Phelan
Name:    Christopher T. Phelan
Title:    Senior Vice President

[Signature Page to Third Amendment]

LENDERS:                WELLS FARGO BANK, N.A.,
as a Lender

By:      /S/ Barbara A. Keegan
Name:    Barbara A. Keegan
Title:    Senior Vice President

[Signature Page to Third Amendment]

LENDERS:                    JPMORGAN CHASE BANK, N.A.,
as a Lender

By:    /S/ Diane Bredehoft
Name:    Diane Bredehoft
Title:    Authorized Officer

[Signature Page to Third Amendment]

LENDERS:                    KEYBANK NATIONAL ASSOCIATION
as a Lender

By:    /S/ Marc Evans
Name:    Marc Evans
Title:    Senior Vice President

[Signature Page to Third Amendment]

LENDERS:                    SANTANDER BANK, N.A.,
as a Lender

By:    /S/ Benjamin Hildreth
Name:    Benjamin Hildreth
Title:    Vice President

[Signature Page to Third Amendment]

LENDERS:                    TD BANK, N.A.,
as a Lender

By:    /S/ Bernadette Collins
Name:    Bernadette Collins
Title:    Senior Vice President

[Signature Page to Third Amendment]

LENDERS:                    WEBSTER BANK, NATIONAL ASSOCIATION,
as a Lender

By:    /S/ George G. Sims
Name:    George G. Sims
Title:    Senior Vice President

[Signature Page to Third Amendment]

Schedule 1.01(b)
Commitments and Applicable Percentages

Lender	Revolving Commitment	Revolving Facility Applicable Percentage	Term Commitment	Term Facility Applicable Percentage
Bank of America, N.A.	$45,333,333.34	26.67%	$53,333,333.33	26.67%
JPMorgan Chase Bank, N.A.	$37,777,777.78	22.22%	$44,444,444.44	22.22%
Wells Fargo Bank, N.A.	$37,777,777.78	22.22%	$44,444,444.44	22.22%
KeyBank National Association	$13,222,222.22	7.78%	$15,555,555.56	7.78%
Santander Bank, N.A.	$13,222,222.22	7.78%	$15,555,555.56	7.78%
TD Bank, N.A.	$13,222,222.22	7.78%	$15,555,555.56	7.78%
Webster Bank, N.A.	$9,444,444.44	5.55%	$11,111,111.11	5.55%
Total:	$170,000,000.00	100.00%	$200,000,000.00	100.00%